MINING LEASE

BY AND BETWEEN

RGGS LAND & MINERALS LTD., L.P.

AND

607792 B.C. Ltd.,

MAY 4th   2006

TABLE OF CONTENTS

Section 1

Leased Premises

 1

Section 2

Purpose

 1

Section 3

Reservations.

2

Section 4 ,

Term

3

Section 5

Disclaimer of Warranty

4

Section 6

Definitions

5

Section 7

Manner of Mining/Waste

10

Section 8

Use of the Surface

  11

Section 9

Accrual of Royalty

12

Section 10

Residue

12

Section 11

Ores From Leased Premises To Be Kept Separate

13

Section 12

Mixing of Ores and Merchantable Concentrates

13

Section 13

Royalty / Bonus Payment / Minimum Royalty

14

Section 14

Place of Payment I Royalty

16

Section 15

Weights

17

Section 16

Monthly Reports

17

Section 17

Royalty Payments

18

Section 18

Other Information to be Furnished by Lessee

18

Section 19

Use of Leased Premises For Cross-Mining

19

Section 20

Use of Other Lands For Cross-Mining.

20

Section 21

Leased Minerals Stockpiled On Other Lands Upon Termination

Of This Lease To Be Shipped Thereafter

20

Section 22

Lessor's Right to Enter and Inspect

20

Section 23

Taxes

21

Section 24

Protection of Title By Lessee

21

Section 25

Indemnification/Insurance

22

Section 26

Letter of Credit

23

Section 27

Right to Audit

23

Section 28

Termination for Default

24

Section 29

Termination by Lessee

24

Section 30

Obligation to Remove Equipment Upon Termination/Surrender of Possession

25

Section 31

Environmental Requirements

26

Section 32

Mining Licenses and Permits

27

Section 33

Notices/Reports

28

Section 34

Assignment/Transfer

29

Section 35

Lease Runs With Land and Binds Successors and Assigns

31

Section 36

Section Headings / Captions

31

Section 37

Entire Agreement

31

Section 38

Third Parties

32

Section 39

Time of the Essence

32

Section 40

Construction

32

Section 41

Confidentiality / Publicity

32

Section 42

Counterparts

33

Section 43

Recording

33

Section 44

Financial Statements

33

Section 45

Waiver or Bar

33

Section 46

Severability

34

Section 47

Work Commitment

34

Section 48

Area of Influence

34

Section 49

Force Majeure

35

Section 50

Beidebach Ranch

36

Signature Page

36

Attachment I Insurance

37

Attachment II Memorandum of Lease

42

Exhibit A Leased Premises

44

Exhibit B Map

46

MINING LEASE

THIS MINING LEASE (hereinafter "Lease" or "Lease Agreement") is made on this, the 4th day

MAY   , 2006  , (hereinafter the "Effective Date") by and between:

RGGS Land & Minerals, Ltd., L.P., a Delaware limited partnership, (hereinafter "RGGS or Lessor"),

and

607792 B.C. Ltd., a British Columbia private company, (hereinafter "Lessee").

WITNESSETH:

In consideration of all the covenants, terms, and conditions herein contained, and other  consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1— Leased Premises.

Lessor hereby demises and leases to Lessee and Lessee hereby leases from Lessor, the following  described land and premises situated and being in the County of Lyon and State of Nevada, and more  specifically described on Exhibit "A", attached hereto and incorporated herein, hereinafter the Premises or Leased Premises.

A map of the Premises is provided on Exhibit "B" attached hereto and incorporated herein;

Section 2 — Purpose.

Except as set forth below, the Leased Premises are hereby leased in "AS IS" condition for the  purpose of granting to Lessee, to the extent Lessor has the right so to grant, the sole and exclusive rights  and privileges to enter in and upon the Leased Premises to explore, prospect, drill, test pit, and do such  other acts thereon in any manner for the purpose of ascertaining the characteristics of the Leased  Minerals therein, and the sole and exclusive right to mine and extract by any method (whether by underground, surface strip or solution mining or other method), carry on general mining, milling and/or refining operations, remove, beneficiate, and dispose of, for its own account, all Leased Minerals, as hereinafter defined, found in or on the Leased Premises, together with the rights and privileges, to the extent owned by Lessor, to cave the surface of the Leased Premises, to make use of the Leased Premises and thereon or therein to place, erect, construct, maintain, use and remove all such buildings, plants, structures, concentrators, railroads, roadways, pipelines, power lines, tailing ponds, waste dumps, equipment, and facilities, and to make all such excavations, openings, open pits, ditches, drains, improvements, and changes, all as reasonably necessary for any of the purposes aforesaid. Lessee shall also have the right to drill such water wells and obtain such water rights as may be reasonably necessary for its operations on the Leased Premises.

Where Lessor owns minerals and mining rights only beneath surface owned by outside parties in the referenced Premises, it is hereby understood and irrevocably agreed that Lessee may, to the extent Lessee deems it desireable, necessary or appropriate to do so, acquire, at its sole expense and efforts, the rights to the surface of said Premises.

Section 3 Reservations

This entire Lease is made subject to the following: Any taxes assessed, including special assessments, levied against the Leased Premises or any part thereof prorated for that portion of the year the lease becomes effective, in the year 2006 (due and payable in the year 2006 which were in the amount of $3,745.49 for 2005), and all outstanding leases, contracts, licenses and easements for roads, railroads, utility lines, including pipelines, or for other purposes similar or dissimilar in character, now existing on said Premises.

The parties hereto agree that there are reserved and excluded from this Lease all oil, gas, coal, minerals and non-mineral substances other than Leased Minerals and Construction Materials and all rights and easements necessary to the recovery and marketing thereof, except as otherwise provided herein. It is understood and agreed that Lessor reserves to itself all rights of Lessor not expressly granted to Lessee herein and that it is Lessor's desire to develop for itself or sell/lease those rights to a third party.

a.

Lessor reserves the right to grant additional leases covering all or portions of the Premises provided such leases do not unreasonably interfere with Lessee's rights hereunder. Said additional leases shall apply only to substances other than the Leased Minerals. The lessee(s), under the terms of such additional leases, if any, shall have the right to conduct operations on the Premises subject to Lessee's prior rights under this Lease. Lessee shall reasonably cooperate with, and not unreasonably delay or interfere with, the orderly development of Lessor's land and reserved minerals, and likewise subsequent lessees shall reasonably cooperate, and not unreasonably delay or interfere with, the orderly development of Lessee's Leased Minerals. Lessor may require Lessee to relocate, one time, any pipeline, powerline, road or any other access, transportation or utility type infrastructure installed hereiunder at Lessor's expense.

2

Section 4 — Term

Unless sooner terminated as otherwise provided herein, the Lease is granted for an initial term of ten (10) years from and after the date hereof. Subject to the conditions set forth below, Lessee shall have the option to extend this Lease for up to three additional extended terms upon written request of the Lessee at least one hundred eighty (180) days before initial or any extended term shall expire. Extended terms shall be for ten (10) years each and all terms and conditions of this lease shall apply to the extended term or terms.

If at the end of the ten (10) year term of this Lease:

(a)

Lessee has exercised reasonable efforts to mine on the Premises but has not completed the mining of all the Leased Minerals on the Premises; and

(b)

Lessee, its agents and assigns, are not in default of any of the terms and conditions of this Lease; and

(c)

Lessee has paid Lessor a production royalty and minimum royalty payments of at least three million Dollars ($3,000,000) on Leased Minerals from the Premises, or if having failed to mine end pay such production royalty of at least three million Dollars ($3,000,000), Lessee pays Lessor a non-refundable extention payment equal to the difference between said three million Dollars ($3,000,000) and actual production royalty paid on Lease Minerals from the Premises; and

(d)

Lessee gives Lessor written notice of desiring an extension at least one hundred eighty (180) days prior to the end of said ten (10) year initial term,

then Lessee shall have the option to extend the term of this Lease beyond its termination date for a second term of ten (10) years. Lessee shall have the option to further extend the term of this Lease in like manner for up to two additional terms of ten (10) years each for a total lease term of forty (40) years with each additional term contingent upon Lessee's performance of the requirements of Paragraph 4 (a), (b) and (d) and upon Lessee paying production royalties and minimum royalty payments of at least ten million Dollars ($10,000,000) on Leased Minerals during the previous term of ten (10) years, or having failed to mine and pay such production royalty, Lessee pays a non-refundable extention payment equal to the difference between said ten million Dollars ($10,000,000) and actual production royalty paid on Leased Minerals from the Premises. Lessor, at its sole option, may waive the payment prerequisite for Lessee's any extension of the term of this Lease.

3

Section 5 — Disclaimer of Warranty.

A)

Lessor represents and warrants that it has not caused any mortgages or liens to encumber the Premises or Leased Minerals. Lessor further represents that it has not received notice of any pending and unresolved third party claim challenging title to the Premises or Leased Minerals. Lessor hereby disclaims any and all warranties of title, express or implied, in relation to the Premises. Depiction of ownership of the Premises herein and on exhibits hereto is advisory only and shall not constitute a warranty of title, in whole or in part. Lessor represents and affirms that it is the owner, in fee simple and patented mining claims, of those parcels of real property depicted in Exhibit "A". Lessor affirms that it has not encumbered the real property or mineral rights, nor conveyed any portion thereof to any third party. For the purpose of ascertaining title hereunder, Lessee may review upon request, at reasonable times and at no expense to Lessor, specific conveyance documents, abstracts and other pertinent records in the possession of Lessor which are not of public record.

(B)

This Lease Agreement is made without warranty of any kind, express or implied, as to the condition of the Premises or the sufficiency, recoverability, extent or existence of minerals therein or thereon or in or on any part thereof, any appurtenances belonging or appertaining to, or the fitness of the Premises for any use or purpose whatsoever. Lessee hereby acknowledges that no representations are or have been made to Lessee by or on behalf of Lessor with respect to such conditions of the Premises. Lessee has had the obligation and the opportunity to to inspect RGGS's land records, data and public records to fully satisfy itself of the sufficiency of RGGS's data, the accuracy and sufficiency of RGGS's title and ownership to the Premises, and the existence, sufficiency, and economic recoverability of any mineral deposit which may exist on the Premises prior to entering into this Lease.

(C)

Lessor and Lessee have the full right and power to enter into this Lease.

(D)

Should any title defect or other cloud on title exist or develop pertaining to the Leased Premises, Lessee may, but is not obligated to, take all action necessary (including judicial proceedings) to cure any defect in Lessor's title to the Leased Premises. Lessor agrees to cooperate with Lessee in any such action and Lessor agrees to execute all documents reasonably required to cure its title. Such curing by Lessee shall not give Lessee any claim of ownership in the Leased

4

Premises. It is expressly agreed that should defects or clouds on the title to any part of the Leased Premises not be curable to the reasonable satisfaction of Lessee, Lessee may elect to remove Leased Minerals only from those portions of the Leased Premises upon which title is deemed acceptable to Lessee and, in such event, Lessee shall release this Lease Agreement as to the remainder of such property. Likewise, in the event of total or partial failure of title or in the event Lessor owns an interest in the Leased Premises which is less than one hundred percent (100%), then any production royalty payments hereunder shall be paid to Lessor only in the proportion that Lessor's interest therein bears to the whole and undivided interest in that portion of the Leased Premises, and Lessor shall be entitled to retain only such proportion of production royalty payments previously paid to Lessor hereunder as Lessor's interest bears to the whole and undivided interest in said portion of the Leased Premises, and Lessee shall be entitled to offset all other production royalty payments previously paid to Lessor hereunder against any other production royalty payment which thereafter becomes due and payable to Lessor hereunder. In the alternative, if Lessee, in its sole discretion, should determine that title to a majority of the Leased Premises cannot be cured, Lessee may terminate this Lease Agreement immediately.

Section 6 — Definitions.

Wherever used in this Lease, and/or Exhibit(s) attached hereto and incorporated herein, if any, the following terms and words shall be understood to mean as follows:

The term "Leased Minerals" whether singular or plural, shall be taken to mean any mineral substance of a metalliferous nature including those intermingled or associated materials or substances recovered from each ton of crude ore which are or may hereafter be found in, on and under the Premises, subject to Reservations in Section 3 of this Lease, and shall be either Taconite Ore, Product or Contraction Material as hereinunder defined.

The term "Taconite Ore" shall be taken to mean all Leased Minerals which are a ferruginous chert or ferruginous slate in the form of compact siliceous rock, in which the iron oxide is so finely disseminated that substantially all of the iron bearing particles of merchantable grade are smaller than 20 mesh from which, in accordance with good engineering and metallurgical practice, a Merchantable Concentrate can economically be made.

The term "Waste" shall be taken to mean all Leased Minerals from which, in accordance with good engineering and metallurgical practice, a Merchantable Concentrate or Product cannot economically be made.

5

The term "Merchantable Concentrate" shall be taken to mean the merchantable product resulting from the beneficiation of Taconite Ore and not the residue nor any tailings (whether fine tailings or coarse tailings) resulting therefrom.

The term "Construction Material" shall mean clay, sand, gravel, Waste and Overburden.

The term "Overburden" means any materials which overlie the Leased Minerals.

The terms "Ship," "Shipped," and "Shipment" shall each be taken to mean

(1)

when used with reference to Taconite Ore, the delivery of such ore to a crushing or concentrating plant or the removal of such ore from the Leased Premises for any purpose other than stockpiling;

(2)

when used with reference to any Taconite Ore, stockpiled pursuant to the provisions of this Lease, the removal thereof from the Premises upon which stockpiled for any purpose other than restockpiling in accordance with the provisions of this Lease.

For the purpose of computing and accounting for royalty, the time of each Shipment, in all cases, shall more particularly be the day when such Taconite Ore will be weighed, as hereinafter provided, in the course of each Shipment.

The word "ton" shall be taken to mean a gross ton of two thousand two hundred forty (2,240) pounds avoirdupois.

The term "Product" shall be taken to mean all Leased Minerals, other than Taconite Ore, sold including but not limited to intermediates, concentrates, in-process materials, stockpiled or stored ore and materials, residues, and materials initially or at any time considered waste, reject, or tailings.

The term "Net Return Value" shall be taken to mean:

a.

If the final Product is recovered in a smelter, the Net Return Value of Products must be determined monthly as follows: Multiply the total pounds respectively of each Product recovered during the month in the mill concentrate from the Premises, by the average market price per pound respectively for that month of each fully refined Product. Subtract from that total, the allowable charges, as defined in this Lease, to obtain the Net Return Value of each Product. Add the Net Return Values thus obtained for each Product for the month to obtain the Net Return Value

6

of the Products. The Net Return Values for each Product must be carried to at least eight decimal places and then the total Net Return Value be rounded to the nearest one-hundredth of a dollar.

The allowable charges in determining the Net Return Value of Products recovered in a smelter from each ton of dried crude ore are limited to the following:

(1)

the base smelter treatment and refinery charges assessed by the smelter for treating the mill concentrate; and

(2)

the smelter losses, refinery losses, and penalties for impurities that are deducted from the assay or market values to arrive at the gross payment to the Lessee for each of the Products paid for by the smelter.

(3)

the third party costs of transporting Product from the mill or concentrator or beneficiation plant to the smelter or other refining facility if such transportation costs are not already deducted in the purchaser's settlement with Lessee but no other charges or fees of any description whatsoever. There shall be no deductions for taxes, marketing and brokering, insurance, advertising, credit losses, hedging expenses, or administrative cross charges between affiliated corporations.

b.

If the final Product is recovered in a hydrometallurgical process, or in a combination hydrometallurgical and pyrometallurgical process, the Net Return Value of Products must be determined monthly as follows: Multiply the total pounds respectively of each Product recovered from the Premises during the month in the final metal product from a hydrometallurgical process or a combination hydrometallurgical and pyrometallurgical process by the average market price per pound respectively for that month of each fully refined Product. Subtract from that total the allowable charges, as later defined in this Lease, to obtain the Net Return Value of each Product. Add the Net Return Values thus obtained for each Product for the month to obtain the Net Return Value of the Products. The Net Return Values for each Product must be carried to at least eight decimal places and then the total Net Return Value be rounded to the nearest one-hundredth of a dollar.

As used in this Lease for the purpose of determining the Net Return Value of Product, "hydrometallurgy" means that phase of metallurgy which involves the extraction and recovery of metals using aqueous or organic solutions, and "pyrometallurgy" means that phase of metallurgy which involves the extraction and recovery of metals using heat. The unit processes of hydrometallurgy include the leaching of ores or concentrate for recovery of metals, the separation of

7

the leaching solution from the spent ore, and the recovery of the dissolved metal from the leaching solution.

The allowable charges in determining the Net Return Value of Products recovered in a hydrometallurgical process or a combination hydrometallurgical and pyrometallurgical process are limited to the following:

(1)  charges attributable to recovery of dissolved metal from the leaching solution by chemical purification, pressurization, roasting of concentrate, melting of concentrate, filtration, absorption, solvent extraction, evaporation, distillation, electrolysis, ion exchange, or precipitation.

(2)

The charges attributable to the direct leaching of ores for recovery of metals, or to the separation of the leaching solution from the spent ore, are nonallowable charges.

(3)

The third party costs of transporting Product from the mill or concentrator or beneficiation plant to the smelter or other refining facility if such transportation costs are not already deducted in the purchaser's settlement with Lessee but no other charges or fees of any description whatsoever. There shall be no deductions for taxes, marketing and brokering, insurance, advertising, credit losses, hedging expenses, or administrative cross charges between affiliated corporations.

c.

When Products recovered during the month are sold during the same month, only those Products recovered that are actually paid for by the smelter, refiner, or other purchaser must be included as part of the Products recovered during the month. When Products recovered during the month are not sold during the same month, the Net Return Value of the Products recovered during the month must be adjusted, if necessary, at the time they are sold to reflect the market price at the time of sale, and to reflect any recovered Products that are not actually paid for by a smelter, refiner, or other purchaser. Any prior payment of royalty that becomes an overpayment of royalty as a result of the adjustment of Net Return Value under this paragraph is a credit against future royalty payments due under this Lease.

d.

Products sold by the Lessee to a nonaffiliate shall be deemed sold at the time the Products are delivered to the nonaffiliate. Products sold or transferred by Lessee to an affiliate shall be deemed sold by Lessee at the time of delivery to the affiliate Net Return Value must be

8

calculated on the basis of the market prices, as hereinafter defined, at the time of the deemed sale of the Products sold or transferred to the nonaffiliate or affiliate. Products retained by the Lessee for its own internal use and consumption shall be deemed sold when they are removed from the Premises and Net Return Value must be calculated on the basis of the market prices at the time of the removal of the Products retained for internal use and consumption. For the purpose of this Lease "affiliate" means the Lessee, or any business entity that is effectively owned or controlled directly or indirectly by the Lessee or that directly or indirectly effectively owns or controls the Lessee, or any business entity operated by or that operates the Lessee.

e.

If the Products are treated at a smelter or hydrometallurgical processing facility owned by, or directly or indirectly effectively controlled by, the Lessee or its affiliate, or that the Lessee or its affiliate operates or manages, then the allowable charges are equal to the allowable charges that the smelter or hydrometallurgical processing facility would assess or charge an unaffiliated third party desiring to have substantially similar Products treated at the smelter or hydrometallurgical processing facility. If the smelter or hydrometallurgical processing facility owned by, operated by, or effectively controlled by the Lessee or its affiliate does not provide treatment services to unaffiliated third parties, then the allowable charges are equal to the mean of the allowable charges assessed and charged for substantially similar Products in contracts between unaffiliated parties. In either case the third party costs of transporting Product from the mill or concentrator or beneficiation plant to the smelter or other refining facility if such transportation costs are not already deducted in the purchaser's settlement with Lessee but no other charges or fees of any description whatsoever other than those expressly provided for in this Lease. There shall be no deductions for taxes, marketing and brokering, insurance, advertising, credit losses, hedging expenses, or administrative cross charges between affiliated corporations. The Lessee shall provide to the Lessor certified copies of all smelter contracts, settlement sheets, and other agreements, to which the Lessee is a party, which detail and describe the allowable charges under this Lease to arrive at the Net Return Value as defined in this Lease. For purposes of such Net Return Value determination, the Lessor may disapprove and reject, in whole or in part, the Lessee's smelter contracts, settlement sheets, and other agreements. Should the Lessor reject the agreements or otherwise disagree with the allowable charges, the Lessee has the burden of proof of substantiating the allowable charges which burden shall be satisfied if such smelter contracts, settlement sheets and other agreements are customary in the industry.

9

(E)

Whenever Product is delivered for further processing thereof to a smelter or other refining facility, whether owned, operated or controlled by Lessee or by a corporation or partnership affiliated with Lessee or such facility nonaffiliated with Lessee, such Product shall be deemed sold when so delivered and the Net Return Values from such sale shall be computed from the recoverable metallic content of all salable metals in the Product and the published wholesale average monthly market price of such metals determined as set forth below, less the deductions provided for herein. The average market price of copper per metric ton for each month is that quoted for London Metal Exchange, Grade A cash, as reported the previous month in Metals Week. The average market price of nickel per metric ton for each month is that quoted for London Metal Exchange, cash, as reported the previous month in Metals Week. The average market price of gold per troy ounce for each month is the average of that quoted for London, Initial and Final, as reported the previous month in Metals Week. The average market price of silver per troy ounce for each month is that quoted for Handy & Harman, N.Y., as reported the previous month in Metals Week. The average market price of zinc per pound for each month is that quoted for U.S. Special High Grade, as reported the previous month in Metals Week. The average market price of lead per pound for each month is that quoted for North American producers, as reported the previous month in Metals Week. The average market price of palladium per troy ounce for each month is that quoted for London p.m. fix, as reported the previous month in Metals Week. The average market price of platinum per trey ounce for each month is that quoted for London p.m. fix, as reported the previous month in Metals Week. The average market price of other metallic Minerals and of associated Mineral Products per pound for each month shall be that quoted for the usual and customary shipping quantities, f.o.b. the usual and customary place of shipment, United States import duty (if any) included, as reported in Metals Week. If Metals Week does not or ceases to report an average monthly market price for any metallic Mineral or associated Mineral Product, then the average monthly market price of that metallic Mineral or associated Mineral Product is the arithmetic average of the daily market prices for the metallic Mineral or associated Mineral Product for that month as reported in Metals Week. If Metals Week or its successors cease to furnish such quotations, or its quotations cease to be recognized in the trade, or a particular metallic Mineral or associated Mineral Product is not listed, then the quotations of such other source as the parties may agree upon shall govern. The market price for other Minerals shall be the price most representative of market in the area of the processing facility where Product is delivered.

10

Section 7 — Manner of Mining / Waste.

(A)

Mining and all the work and operations hereunder by or under Lessee shall be conducted and carried on in such manner as is usual and customary in proper mining operations of similar character elsewhere conducted in the State of Nevada, and in accordance with the requirements of good mining, metallurgical and environmental engineering methods, standards and practices, and so as not to do, cause, or permit, except as may be reasonably necessary in the proper mining out of such ore, any unusual permanent waste or injury to the Leased Premises so as to interfere with the subsequent operations thereof for mining purposes.

(B)

All Leased Minerals, when encountered in mineable quantities, shall be mined clean as the mining progresses, allowing only for such Waste thereof as ordinarily occurs in proper mining operations of similar character. The provisions of this paragraph shall not be construed so as to require Lessee to Ship or sell any deposit of Leased Minerals that it does not find acceptable for Shipment or sale.

(C)

Lessee may waste such Waste (including the residue or tailings resulting from the beneficiation thereof) encountered by it during its mining operations in the Leased Premises that, at the time of wasting thereof (i) cannot economically be beneficiated into a Merchantable Concentrate or Product and (ii) has no probability of becoming susceptible to such beneficiation. "Wasting" shall be understood to include, bid not be limited to, the mixing of such Waste with similar Waste from other lands, and the use of such Wake for other than metallurgical purposes, such as road building materials, ballast, dike construction, fill or similar purposes in connection with Lessee's mining operations on the Leased Premises. The use of such Waste from the Leased Premises and the wasting thereof shall not cause royalty to accrue thereon. The removal of Waste, Overburden or Construction Materials from the Leased Premises for the purposes of sale, trade or construction use on lands other than the Leased Premises shall cause royalty to accrue thereon, the rate to be five per cent (5%) of the gross sales price. If Lessor serves written notice upon Lessee objecting to any specific practice of wasting such Waste, Lessee shall promptly cease for a reasonable time the practice objected to until such time that Lessor concurs that such specific practice did involve only Waste authorized to be wasted by the foregoing provision.

(D)

Lessee shall at all times comply with all legal requirements for the fencing and other protection of pits or other excavations on the Premises, whether existing or made by it in the conduct of its operations hereunder. Lessee's obligation to maintain fencing and other protection of pits or other excavations made by it in the conduct of its operations shall continue, commence or resume after termination of this Lease if and whenever at any time or from time to time the laws impose such an obligation arising out of or resulting from activities conducted by Lessee under this Lease.

11

Section 8 — Use of the Surface.

Lessee shall have the right, except as otherwise provided herein, to use the surface of the Leased Premises as specified in Section 2 above and in any way which may be reasonably necessary for the mining, removal, stockpiling, transportation, processing, blending or marketing of any and all Leased Minerals, Waste and Overburden materials encountered by Lessee in its operations hereunder. Leased Minerals, Waste and Overburden materials encountered by Lessee in its operations hereunder may be deposited upon the Premises on areas approved in writing in advance by Lessor and in such manner only as not unreasonably to interfere with any other operations of Lessor or the future operations of any mine or mines thereon, provided such future operations will be conducted in accordance with mining practices that are usual and customary at the time such materials were deposited upon the Leased Premises. Lessee shall not construct or install roads (except temporary mine haul roads), pipelines, buildings, surface equipment or surface installations on the Leased Premises without Lessor's prior written approval. Thirty days prior to Lessee's desired use of said surface lands, Lessee shall submit a plan or plans to Lessor for Lessor's approval, which approval may not be unreasonably withheld, showing those areas of Lessor's surface that Lessee desires to use and detailing Lessee's specific use of said surface lands. Unless Lessor reasonably determines that Lessee's proposed use of the surface of the Premises will unreasonably interfere with Lessor's then current plans for the Premises, Lessor shall grant such approval. If Lessor does not respond within thirty days from receipt of said plan, then Lessor's approval will be deemed granted as if given in writing. Once a plan. is approved, the plan cannot be subsequently revoked, amended or disapproved by Lessor, except as it may relate to the one-time relocation clause as provided for in Section 3 herein. It is understood and irrevocably agreed that Lessee shall not have the right to grant easements or rights-of-way for railroads, private roads or other roads of any description, telegraph, telephone, electrical or other transmission lines or easements, or to grant others the right to use the surface of the Premises for any reason whatsoever. Lessee further irrevocably agrees that Lessee, its agents, associates, affiliates, or assigns will not close or restrict access to any road(s) existing on or crossing the surface of the Premises without the express prior written permission of Lessor. Lessor reserves for itself, its successors and assigns, the right to the use of the surface of the Premises for its rights reserved herein in which Lessee is granted the right to use hereunder.

Section 9 — Accrual of Royalty

Royalty shall accrue upon Taconite Ore when such ore is Shipped to the crushing or concentrating plant for beneficiation or removed from the Premises for any purpose other than stockpiling and upon any other Product when sold by Lessee or received by smelters controlled by Lessee.

12

Section 10 -- Residue.

The tailings or residue material remaining after the beneficiation of any or all Leased Minerals mined from the Leased Premises shall belong to Lessee, subject to any royalties due, except that Lessor shall retain title to all such tailings or residue material as will have been placed upon either (i) the Leased Premises, in which event such tailings or residue material shall remain subject to the provisions of this Lease; or (ii) other lands owned by Lessor or subject to a tailings commingling agreement to which Lessor is a party, in which event such tailings or residue material shall not thereafter be subject to the provisions of this Lease and Lessee shall have no further rights or interest therein.

Section 11 — Ores From Leased Premises To Be Kept Separate.

Except as herein otherwise expressly provided, all Leased Minerals mined from the Leased Premises shall be kept separate and apart from ores mined from other lands until after the Leased Minerals from the Leased Premises will have been weighed respectively, as herein provided, for the determination of the amounts of royalty due Lessor.

Section 12 — Mixing of Ores and Merchantable Concentrates.

(A)

Lessee shall have the right and privilege at any time, and so long as it may hold similar rights and privileges on or in connection with any other property or properties at the time owned or controlled by Lessee, of mixing in stockpile or at the commencement of Shipment, Taconite Ore mined from the Leased Premises with Taconite Ore of similar character and quality mined from any such other property; provided, however, that whenever Lessee will do any such mixing, it shall keep accurate separate accounts and records of the respective quantities of Taconite Ore mined or derived from the Leased Premises and from such other property contributed to each such mixture, either by weighing the same or by use of uniform size cars, trucks, or other containers or measure uniformly filled. Lessee also may mix Leased Minerals other than Taconite Ore with ores, materials or production from other lands provided such Leased Minerals from the Premises has first been sampled, analyzed, weighed and measured in accordance with sound, usual and customary practice established for ores produced from mixed sources as necessary to ascertain within reasonable limits of error the allocation of production to ore from the Premises and determination of allocation of royalties to the Lessor. Any such allocations shall reasonably account for variances in recovery rate of Leased Minerals from ores from Lessor's Premises and those of other properties due to variances in grade, metallurgy and the like.

13

(B)

Of each such mixture of Leased Minerals with other ores, that proportion thereof shall, in the absence of fraud, be conclusively deemed to have been derived from the Leased Premises that will bear the same relation to the total of such mixture as the quantity, determined as hereinbefore provided, of the Leased Minerals from the Leased Premises contributed to such mixture will bear to the total quantity, similarly determined, of the Leased Minerals and other ores from all properties contributed to such mixture. The actual weights, as hereinafter provided, of each Shipment of or from any such mixture of Leased Minerals and other ores, shall be apportioned to the respective properties contributing thereto in accordance with the provisions set forth above.

(C)

Each stockpile of such mixed Leased Minerals and the actual weights, as hereinafter provided, of each Shipment therefrom shall be apportioned in the same manner and accredited to each of the respective properties contributing thereto. if contributions have been made to any stockpile during more than one stockpile year, Shipments made after the first such year shall be computed on a stockpile year basis, January I through December 31, and shall be deemed to have come from the earliest year's contributions until a tonnage equal to the total estimated contributions to such stockpile during such earliest year will have been Shipped, so that all Shipments made from stockpile shall be deemed to be from the oldest Leased Mineral or other ore (in terms of stockpile years) in said stockpile. The basis of apportionment of any so-called 'overrun" or "underrun" of any such stockpile shall be the quantity of Leased Mineral or other ore, as determined in the manner set forth above, contributed thereto by each property since the last previous cleanup of such stockpile.

Section 13 — Royalty / Bonus Payment / Minimum Royalty.

(A)

Lessee shall pay to Lessor simultaneously with the execution of this Lease a non- recoverable bonus payment in the sum of fifty thousand Dollars ($50,000) and thereafter shall pay a nonrecoverable bonus payment in the following amounts:

Date Payment
1st Anniversary	$ 75,000
2nd Anniversary	$100,000
3rd Anniversary	$125,000
4th Anniversary	$150,000
5th Anniversary	$150,000

14

Commencing on the 6th Anniversary or at the commencement of production, whichever is earliest, Lessee shall pay a minimum recoverable royalty in the sum of six hundred thousand Dollars ($600,000) for each calendar year during the initial term or any extended term in which this Lease remains in effect.

(B)

The base production royalty rate shall be seventy one-hundredths dollars ($0.70) per ton of crude Taconite Ore and shall be adjusted (increased or decreased) for each calendar quarter of each year in accordance with the variation in the Iron and Steel Sub-Group Index of the United States Department of Labor, Bureau of Labor Statistics, Producer Price Indexes (1982 = 100); provided, however, that in no event shall the minimum production royalty rate be less than forty one-hundredths dollars ($0.40). For the purpose of such adjustment, the average Iron and Steel Sub-Group Index for the month of July, 2005, shall be the Base Index, which is hereby agreed to be the figure of one hundred fifty-eight and six tenths (158.6). The adjusted production royalty rate for the particular calendar quarter year shall be obtained by multiplying said base production royalty rate by the three-month average of the Iron and Steel Sub-Group Indexes for the three calendar months preceeding the calendar quarter year for which said production royalty rate is being adjusted and then dividing by the Base Index, said adjusted rate rounded to one tenth of a cent; provided, however, that as stated hereinabove the adjusted production royalty rate shall in no event be less than the minimum royalty rate listed above. In so computing the adjusted production royalty rate, any fraction of a cent less than five-hundredths shall be disregarded and any fraction amounting to five- hundredths or more shall be counted as one-tenth of a cent. It is recognized that the United States Department of Labor, Bureau of Labor Statistics, may adjust the monthly Producer Price Indexes from time to time; however, for the purposes of computing the royalty for any calendar quarter, the Indexes published at the time royalty for each ton of Taconite Ore is payable shall govern.

(C)

Lessee shall pay Lessor a production royalty of five percent (5.0%) of the Net Return Values on Product other than Copper obtained from the Premises. Lessee shall pay Lessor a production royalty for Copper equal to the respective % Net Return Value based on the following table:

% Net Return Value

Copper Price VII)

     4%

less than 1.0000

     5%

1.0000 to 2.0000

     6%

greater than 2.0000

15

(D)

As limited by the provisions herein, minimum royalty payments are recoverable against future production royalties and Shipments or sale of Leased Minerals in excess of the annual minimum for any particular year.

(E)

Minimum royalty payments in the amount of one-fourth (114) of the calendar year amount specified in Section 13(A) shall be paid quarterly on the 20th day of the month following the end of any quarter beginning with the quarter commencing as specified in Section 13(A), and each quarter thereafter.

(F)

Production royalty payments shall be paid monthly in accordance with Section 17 of this Lease.

(G)

It is agreed and understood that, with respect to any part of the Leased Premises in which Lessor owns only an undivided fractional interest in the fee title, the respective production royalty rates provided in this Section to be paid to Lessor shall apply to only that fraction of the Leased Minerals that will have been Shipped or sold from such Leased Premises which is equal to Lessor's fractional interest in such Leased Premises.

(H)

Royalty on all Waste, Overburden and Construction Material shall be as specified in Section 7(C)(ii).

Section 14 — Place of Payment / Royalty.

All payments due and payable under this Lease shall be paid in United States currency by check payable to "RGGS Land & Minerals, Ltd., L.P." or by wire transfer.

Payments shall be accompanied by report as required by Section 17(B). If by check, payment shall be made to the following address:

RGGS Land & Minerals, Ltd., L.P.

P. O. Box 4667

Houston, TX 77010

Attn: Tom Speck

If the payment is made by wire transfer, it shall be to the following address:

Bank:

Mellon Bank — Pittsburgh, PA

ABA:

043 00 0261

Credit To:

Merrill Lynch

Account No.:

1011730

Further Credit To:

RGGS Land & Minerals Ltd., L.P.

Account No.:

589-07R15

16

Copies of the reports required in Sections 16 and 17 and evidence of the wire transfer or check shall be forwarded by mail or fax to:

Mr. Peter Heltunen

RGGS Land & Minerals Ltd., L.P.

202 South Second Avenue

Virginia, Minnesota 55792

Fax: 218-749-1294

Section 15 — Weights.

Lessee shall cause all Taconite Ore derived from the Leased Premises and Shipped by it to be weighed by the Lessee upon belt scales or other weighing devices in practical use now or hereafter in connection with mining or beneficiation operations, that may be installed by Lessee either upon the Leased Premises or upon other land conveniently located at or near a place of beneficiation or of stockpiling. Lessor and Lessee shall each have the right to inspect, review, and test the correctness of said scales or weighing devices installed by Lessee and the weights shown thereby, and the manner and method of weighing, at any time and in such manner as they may respectively see fit to adopt, it being understood that any errors in these respects, when ascertained, shall be promptly recognized and corrected. Statements of weights shown by any acceptable scales shall be certified by a means acceptable to both Lessor and Lessee, whether for Taconite Ores or other Leased Minerals. This applies to scales whether they are installed by Lessee or by others.

Section 16 -- Monthly Reports.

(A)

Lessee shall furnish to Lessor on or before the 20th day of each calendar month a detailed report stating separately the respective quantities of Leased Minerals derived from the Leased Premises that will have been Shipped or sold by Lessee during the preceding calendar month.

(B)

Lessee shall also furnish to Lessor on or before the 20th day of each calendar month a report concerning ores from the Leased Premises showing for the preceding calendar month the following, to-wit: (i) the analyses and estimated or actual quantities of all Leased Minerals removed directly from the Premises or from stockpile that entered a beneficiation plant (separated as to respective quantities thereof for each beneficiation plant and for each source of said Leased Mineral); (ii) the analyses and estimated quantities of

17

all Leased Minerals placed in stockpile and not beneficiated during said month (separated as to the respective quantities thereof for each stockpile); and (iii) the estimated or actual quantities of Waste and Overburden wasted under the provisions hereof (separated as to the respective quantities thereof for each place of wasting).

(C)

The monthly reports herein specified shall be required of Lessee only as to such items, if any, active during each calendar month.

(D)

In the event that any Leased Minerals from the Leased Premises will be mixed with ore from other properties, in accordance with the provisions hereinbefore contained, such monthly reports shall reasonably disclose all relevant facts in connection with such mixtures and the determinations and allocations based thereon.

Section 17 — Royalty Payments.

(A)

The Lessee agrees to pay production royalty as specified in Section 13 to the Lessor on or before the 20th day of April, July, October, and January (hereinafter referred to as "quarter days") in each year during the term of this lease or until this lease will be sooner terminated, at the rate or rates hereinafter provided, in effect at the time of Shipment, for all Taconite Ore derived from the demised premises, that will have been Shipped by the Lessee during the three (3) months preceding the first day of the month in which such payment will be made. On or before the 20th day of the second and third months of each calendar quarter, beginning with the 20th day of August, 2005, the Lessee shall pay the Lessor a tentative royalty calculated by multiplying the number of tons of Taconite Ore Shipped by the Lessee during the preceding calendar month, by the adjusted royalty rate for such Taconite Ore which has been determined pursuant to Section 13 of this Lease for Taconite Ore Shipped during the preceding calendar quarter. The total of the amounts of such tentative royalty paid by Lessee to Lessor in each calendar quarter shall be credited against the royalty payable under this Section for such calendar quarter on or before the next succeeding quarter day.

(B)

The Lessee agrees to pay production royalty on or before the 20th day of each month (hereinafter referred tows the "payment date"), for Product sold by Lessee or received by smelters controlled by Lessee during the calendar month immediately preceeding the month in which the payment date falls.

(C)

At the time of making each monthly payment of royalty, Lessee shall furnish to Lessor: (i) an exact statement that will show Taconite Ore Shipped by Lessee during the preceding month and on which royalty is payable; (ii) an exact statement that will show the quantities and royalty value of Product obtained from the Premises by Lessee during the proceeding month and on which royalty is payable, and the amount of royalty due on the Product; (iii) certified copies of smelter statements, schedules, agreements and settlement sheets or receipts from sales involving Products produced from the Premises; and (iv) a statement of the adjustment of the production royalty payable hereunder.

Section 18 — Other Information To Be Furnished By Lessee.

(A)

On or before the first day of March in each year during the continuance of this Lease, Lessee shall furnish to Lessor upon request, copies of Lessee's annual open pit and underground maps and cross sections of the Leased Premises, mining projections, drill hole logs, tests and analysis and surveyed maps showing drill hole locations as of the first day of January of such year or such other geological and engineering information as reasonably requested.

(B)

At reasonable intervals, Lessee shall furnish to Lessor at its request: (1) Such information concerning the Leased Minerals mined from the Leased Premises or remaining therein as Lessor may reasonably request and as Lessee customarily obtains for its own records, and (ii) such reports or statements with respect to any beneficiation operations conducted by Lessee as Lessor may reasonably request and as will be reasonably necessary to protect Lessor's interest in Leased Minerals from the Leased Premises beneficiated or to be beneficiated thereby.

Section 19 — Use Of Leased Premises For Cross-Mining.

(A)

Lessee is hereby granted the rights and privileges, to the extent that Lessor may lawfully grant the same, during the continuance of this Lease to use the Leased Premises for any purpose auxiliary to the carrying on of any mining operations either in the Leased Premises or in any other lands and for the enjoyment of such other cross-mining rights and privileges as may be reasonably necessary from time to time in the conduct of any such mining operations; provided, that such use by Lessee of the Leased Premises shall not unreasonably interfere with other operations of Lessor or the future operation of any mine or mines therein.

(B)

Without limiting the generality of the foregoing, it is understood that (i) any and all ores and waste and overburden materials from other lands may be mined, removed, and hoisted over or across the Leased Premises or through a shaft, incline, openings, or pits in or upon the Leased Premises, by any means whatsoever; (ii) Lessee may construct and use in and upon the Leased Premises all such roads, railroad tracks, plants, structures, buildings, power lines, pipe lines, and other facilities and improvements and make all such excavations, pits, shafts, and openings therein as may be reasonably necessary for use in the conduct of any such mining operations; (iii) ores from other lands may be stockpiled upon the Leased Premises, provided, that the same shall be removed from the Leased Premises on or before the termination in any manner of this Lease, Lessor hereby agreeing to recognize the rights and interests of the owners of such other lands in and to any such ores mined therefrom and stockpiled upon the Leased Premises; and (iv) waste and overburden materials

19

from other lands may be wasted upon the Leased Premises, provided, that Lessee shall notify Lessor of the proposed location of any such waste dumps and shall furnish Lessor with Lessee's best information as to the ores and minerals, if any, underlying such proposed location, and if Lessor will reasonably believe that depositing materials on such proposed location will unreasonably interfere with subsequent mining operations or with mining operations in the Leased Premises, Lessor and Lessee shall agree on an alternative location if available. Lessor shall have title to such waste and overburden materials from other lands and such waste and overburden materials shall be subject to the provisions of this Lease. Lessee shall pay Lessor at the rate of ten one-hundredths dollars ($0.10) per ton of waste and overburden materials from other lands which shall be wasted upon the Leased Premises, provided however, that Lessee may trade waste or overburden from other lands for an equal amount of waste or overburden from the Leased Premises which is wasted on other lands, in which case no royalty payment is accrued.

Section 20 — Use Of Other Lands For Cross-Mining.

(A)

Lessee may mine, remove, and hoist any and all Leased Minerals from the Leased Premises over or across other lands or through a shaft, incline, openings, or pits in or upon other lands, by any means whatsoever, and may stockpile any Leased Minerals from the Leased Premises upon stockpile grounds situated upon other lands. Except as herein otherwise provided, all such Leased Minerals from the Leased Premises stockpiled upon other lands shall at all times be kept entirely separate and distinct from any ores removed from other lands, until the same will have been Shipped or sold and weighed as herein provided. The respective rights and interests of Lessor and Lessee in and to any Leased Minerals from the Leased Premises so stockpiled upon other lands shall not be divested by the removal thereof from the Leased Premises, and unless such other lands are owned by Lessor, Lessee shall first secure from the owner or owners of such other lands a written agreement properly recognizing and fully protecting and preserving the rights and interests of Lessor or of lessees of Lessor in and to such Leased Minerals; provided, that if Lessee is the owner of such other lands, such written agreement shall be granted by Lessee upon the termination, in any manner, of this Lease as to such Leased Minerals then in stockpile on such other lands.

(B)

It is understood that the removal of any Leased Minerals from the Leased Premises to other lands for stockpiling under the provisions of this Section shall not be treated as a Shipment or sale thereof so as to require the payment of royalty thereon, but royalty upon such Leased Minerals so removed and stockpiled upon such other lands shall become due and payable only if and when the same is Shipped or sold from such stockpile.

Section 21— Leased Minerals Stockpiled On Other Lands

Upon Termination Of This Lease Aereement To Be Shipped Thereafter.

Upon termination of this Lease, and provided termination is not due to default, all Leased Minerals from the Leased Premises, stockpiled upon other lands, may and shall be Shipped or sold by Lessee within

20

ninety (90) days and the royalty thereon shall be paid on or before the 201 day of the month following such Shipment or sale.

Section 22 — Lessor's Right to Enter and Inspect.

Lessor, its agents and employees, at Lessor's sole cost and expense, shall have the right and privilege at all reasonable times with 24 hour notice to enter into and upon the Leased Premises for the purpose of inspecting the Leased Premises and taking all reasonable means to ascertain the condition thereof and the kind, quality, and quantities of the Leased Minerals remaining therein or mined and removed therefrom, and to enter upon any other lands upon which any Leased Minerals mined from the Leased Premises, or any Merchantable Concentrates thereof, are stockpiled or to which any such ores have been removed for beneficiation, for the purpose of inspecting the beneficiation plant and ascertaining the kind, quality, and quantity of ores and Merchantable Concentrates thereon, or Shipped or sold therefrom; and for said purposes Lessor, its agents and employees, may enter the Leased Premises or such other lands through any adjoining or adjacent lands through which Lessee has the right to remove such ores.

Section 23 - Taxes.

(A)

Lessee agrees to pay within thirty (30) days after receipt of an invoice from Lessor, all taxes and assessments, general, specific, ordinary, and extraordinary that may be levied against the Leased Premises in the year 2006 prorated for date lease executed(due and payable in the year 2006) and subsequent years commencing while this Lease is in effect, which shall also include the property taxes (both surface and mineral taxes) that are assessed or may be assessed against the Premises.

(B)

In addition, Lessee shall pay the taxes upon any improvements on the Premises,  severance taxes, occupation taxes and all other taxes assessed on account of its mining or other operations on the Premises.

(C)

Lessee shall not be required to pay any income or other taxes imposed on Lessor by reason of the receipt of royalty income.

(D)

Payment of such taxes, however, shall not give Lessee any claim of ownership to the Premises.

(E)

Lessee shall have the right to contest any tax assessed against the Leased Premises or improvements thereon.

(F)

Notwithstanding any provision to the contrary contained in this Section 23, Lessee shall have no obligation to pay any tax or assessment made against the Leased Premises or the

21

Leased Minerals due to the operations or activities on the Leased Premises by others, including Lessor or Lessor's other lessees.

Section 24 -- Protection of Title By Lessee.

Lessee shall not permit, without the prior written consent of Lessor, any lien or encumbrance in any way arising out of its and/or its contractors', agents', licensee's or lessee's occupancy of or operations and activities conducted in, on or under the Premises to attach to Lessor's interests in the Premises which includes but is not limited any and all Leased Minerals and Merchantable Concentrates or Products mined or derived from the Premises and not Shipped or sold, and Lessee shall cause to be promptly canceled and discharged as of record any lien or encumbrance which does so attach. If any such lien which attached to Lessor's interest in the Premises is not canceled and discharged as of record within sixty (60) days after such lien attached, then, in addition to the other remedies available hereunder, including without limitation, termination, Lessor at Lessor's option may take such action as may be necessary to have such lien canceled and discharged of record at Lessee's expense. Lessee shall defend, indemnify, and hold harmless Lessor from and against any and all costs and expenses incurred in canceling and discharging said liens and/or encumbrances. Nothing herein contained, however, shall prevent Lessee from contesting in good faith and at its expense any claim of lien provided that, Lessee shall provide security to Lessor, if requested in writing by Lessor, for such lien reasonably satisfactory to Lessor, discharge said lien in case of any action to foreclose the same, and in event such contest is unsuccessful, Lessee shall pay and discharge the lien and all costs associated therewith promptly after a final determination of the contest.

Section 25 — Indemnification / Insurance.

(A)

In the exercise of its rights hereunder, Lessee agrees to indemnify, defend and hold harmless Lessor, including Lessor's subsidiaries, facilities, employees, successors, assigns, directors, officers and agents from and against any property damage, personal injury, and/or death claims, suits, expenses and costs, including court costs and attorneys' fees, of whatever kind or nature whatsoever which may arise out of or result from any claim, suit, or act or which may be brought by any party or entity, including, but not limited to Lessee, its employees, successors and assigns, directly or indirectly, against Lessor relating to, resulting from, or in any way associated with the activities described herein.

(B)

Lessee further agrees to indemnify, defend and hold harmless, Lessor, including Lessor's subsidiaries, facilities, employees, successors, assigns, directors, officers and agents from and against any

22

and all claims, suits, expenses and costs, including court costs and attorneys' fees, from any environmental or reclamation liability arising or resulting from or caused by the activities herein described but not future activities of Lessor or Lessor's other lessees, if any.

(C)

Lessee further agrees that before it or any of its consultants or contractors enter upon the Premises, it will obtain and maintain in full force and effect, or will cause its consultants or contractors to do so, Commercial General Liability insurance under an occurrence policy form in an insurance company or companies satisfactory to RGGS, and possessing an A.M. Best Company rating of A-, Class VII or better, for bodily injury, including death, and property damage in a minimum amount of Two Million Dollars ($2,000,000.00) per occurrence and Four Million Dollars ($4,000,000.00) in the aggregate. Said limits and coverage requirements may be revised from time to time at the option of the Lessor. Lessee agrees to procure and maintain insurance policies in accordance with the terms and provisions outlined in Attachment "I" attached hereto and incorporated herein, including without limitation, adding RGGS its affiliates, including all units, divisions and subsidiaries as an Additional Insured; obtaining waiver of subrogation; agreeing to give RGGS sixty (60) days' prior written notice upon policy cancellation or change; and providing subcontractor coverage (if applicable). Lessee further agrees to immediately provide a copy of Attachment "I" to its insurance company and/or insurance agent.

(D)

Lessee shall provide Lessor with immediate notice of any personal injury, property damage, or environmental release occurring at or near the Premises, or of any claim of a third party alleging the same.

(E)

The obligations set forth herein and in Attachment "I" shall continue after the termination of this Lease as to any matters that occurred during or resulted from the term of this Lease.

Section 26 — Letter of Credit.

Three months prior to commencement of mining operations, Lessee will provide to Lessor a standing irrevocable letter of credit in favor of Lessor, its successors and assigns with respect to the Lease, issued by a financial institution satisfactory to Lessor with terms satisfactory to Lessor in an amount equivalent to an estimated three (3) months production royalty to be received by Lessor. This letter of credit shall remain in effect until all the obligations of Lessee under this Lease have been performed notwithstanding the dissolution or reorganization of Lessee. Annually thereafter while the Lease remains in effect, Lessor shall have the right to require a revision upward in the required amount of the letter of credit based upon past and projected production royalties from the Premises. Should Lessor withdraw any funds from the security

23

provided by Lessee to satisfy a monetary obligation, Lessee agrees to replace the funds withdrawn within ten (10) days following receipt of written notice from Lessor that funds have been withdrawn. Should Lessee fail to provide the security or fail to replace the funds as required in this Section, Lessor may terminate this Lease without further notice or demand from Lessor. Upon receiving a written notice from Lessor of an adjustment to the amount of security required, Lessee shall have thirty (30) days to provide said adjusted security to Lessor.

Section 27 -- Right to Audit.

In order to determine the accuracy or correctness of Lessee's mining, reporting, and sales procedures or of any financial and accounting report required of Lessee from the Premises under this Lease, Lessor or its agents, at Lessor's sole cost and expense, shall have the right to review and audit, at all reasonable times, the books, records, and reports of Lessee, its agents, contractors, and assigns. Lessee shall keep adequate financial and accounting books, records, and reports concerning any and all materials mined, stockpiled, commingled, blended, processed, transported, and sold hereunder. All of said books, records, and reports of Lessee, its agents, contractors, and, assigns, shall be kept open and available for, inspection by Lessor or its agents throughout the term of the Lease and for not less than three (3) years following the date of expiration or termination of this Lease Agreement.

Section 28 — Termination for Default.

If Lessee fails to comply with or observe any term, condition, or obligation which Lessee is required to comply with or observe hereunder, Lessor shall give to Lessee written notice specifying the default. If, within thirty (30) days after Lessee receives such notice (10 days if the default is a failure to pay a monetary amount), Lessee does not remedy the default, then, except as provided below, Lessor may terminate this Lease and all rights of Lessee hereunder shall thereupon terminate; providing, however, in the event of a good faith bona fide dispute as to the amount of royalty or other sum due to Lessor, the disputed amounts may be placed by Lessee in escrow pending resolution of the dispute with a mutually acceptable escrow agent and this Lease will not be considered in default for non-payment of royalty or other stun due Lessor. If Lessee is repeatedly tardy with required monetary payments, Lessor shall have the right to treat the repeated tardiness as an uncured default and declare the Lease to be terminated without further right of Lessee to cure_ It is provided, however, that if the default specified in the notice is not a failure to pay a monetary amount and is of such a nature that it reasonably cannot be corrected within the 30-day cure period, and if Lessee within said period begins corrective action or steps to correct the default and thereafter

24

diligently and continuously carries such corrective action to completion in a timely fashion, this Lease shall not terminate or be terminated for such default. Lessor's right to terminate this Lease due to Lessee's default shall be in addition to and shall not limit all other rights and remedies Lessor may have as a result of Lessee's default.

Section 29 — Termination by Lessee.

Lessee shall have the right to terminate this Lease at any time by giving to Lessor at least sixty (60) days' written notice by certified or registered mail deposited in any post office in the United States, postage prepaid, addressed to Lessor at the address hereinafter specified. Lessor shall acknowledge in writing the receipt of such notice and the date when the termination of the Lease is effective. Upon termination, and provided termination is not due to default, any Leased Minerals theretofore mined from the Leased Premises and then in stockpile on the Leased Premises for beneficiation thereof may be beneficiated and Shipped or sold, at any time during the next ninety (90) days, and the royalty thereon shall be paid on or before the 20th day of the month following such Shipment or sale. Any residual stockpiled ore not Shipped or sold by the end of the ninety (90) day period shall be the property of Lessor and Lessee shall have no rights therein. On or before the date of such termination Lessee shall prepare, execute and deliver to Lessor a recordable instrument of termination and surrender of this Lease.

Section 30 — Obligation to Remove Equipment Upon Termination / Surrender of Possesion.

(A)

All tools, equipment, apparatus, buildings, structures, and property of every nature and description placed upon the Premises by Lessee whether or not affixed to the soil, are and shall remain the property of Lessee, except as provided in Paragraphs (B) and (C) below.

(B)

Within one (1) year of the termination of this Lease Agreement, Lessee shall remove all pumps, engines, tools, machinery, surface rails, surface railway tracks, shaft headframes, structures of every kind and all other property, of every nature and description, erected or placed by Lessee in or upon the Premises, provided all taxes then due and payable and all rentals, royalties and other monies due to Lessor have been paid and all other conditions, covenants, and agreements obligatory upon Lessee have been fully performed. On failure of Lessee within said one (1) year period to remove such property, all of the same not removed shall, at Lessor's sole discretion either (i) belong to and become the property of Lessor or its successors in interest and/or assigns; or (ii) may be removed by Lessor, in which event the cost of such removal shall be charged to Lessee and Lessee agrees to pay said cost without the right of set-off or counterclaim.

(C)

Lessee shall not remove nor impair any supports placed in any underground mine in, on, across or beneath the Premises or any underground rails, underground railroad tracks, timber, support or framework

25

necessary to the use or maintenance of any shaft, pillar or other approach to such mine or of any tramways therein; and Lessee shall not remove any fences then existing upon the Premises.

(D)

Upon termination of this Lease Agreement, Lessee shall not leave the Premises, as the result of its operations or business, in such condition as to: (i) constitute a nuisance or a continuing menace, or (ii) expose Lessor to continuing liability for violation of any legal duty of lateral support to protect the right of the owner of any adjacent property against cave-in.

(E)

Lessee shall timely perform and fulfill all reclamation obligations required in connection with its operations on the Premises being surrendered that are required by any applicable law or regulation, or any permit or authorization granted in connection with Lessee's operations. Lessor and Lessee recognize that Lessee's reclamation obligations may be ongoing after lease termination. In that event, the Lessee shall have the right and obligation after the termination of this Lease for any reason, to re-enter upon the Premises for the purpose of reclamation and otherwise complying with requirements of any federal, state of local law, rule, regulation or ordinance. Lessor shall grant to Lessee a Right Of Entry to accomplish the purpose of this paragraph.

Section 31 — Environmental Requirements.

(A)

Lessee shall do and perform, or refrain from doing, with respect to Lessee's mining operations in, or use of, the Leased Premises whatever may be reasonably required for compliance with all laws, ordinances, regulations, rules, orders, permits, and requirements now existing or hereafter enacted, adopted, or made of any and all federal, state, county and municipal authorities having jurisdiction over the manner in which Lessee conducts its mining operations in, or use of, the Leased Premises (including the use of other lands in connection therewith), including specifically, but not exclusively, obtaining of any required permits and the filing of any bonds required by any governmental agency, mine land reclamation; control of stockpiling of surface overburden or iron formation materials, and of the tailings basins (location, erosion, vegetation, terracing or other practical controls); stabilization of open pit embankments; and air, water, and solid waste pollution (collectively, "Environmental Laws"); and Lessee agrees to indemnify, defend and hold harmless Lessor from any expense, claims, cost, including court costs, reasonable attorneys' fees, or other legal costs, or liability arising out of the violation of or failure to comply with any Environmental Law.

(B)

Should the discharge, leakage, spillage, or emission of any flammable, explosive, caustic, corrosive, or radioactive substance or Hazardous Material (as defined in Section 31 D below) occur upon or from the Premises which is due or in any manner attributable to Lessee's actions or inactions during the Lease Term, Lessee, at its sole cost and expense, shall be obligated to clean up and remediate the Premises and any

26

other property affected thereby, to the reasonable satisfaction of Lessor and the satisfaction of all governmental authorities having jurisdiction thereover. If such leakage, spillage, or emission should occur in reportable quantities during the Lease Term, Lessee shall promptly inform Lessor of such occurrence, and the Lessee shall promptly commence any notification and necessary cleanup action.

(C)

If Lessee is not in compliance with any Environmental Law, or any provisions of its operating permits relating to the Leased Premises, Lessor may make written demand on Lessee to take action necessary to comply with such Environmental Laws or permits, and if Lessee does not undertake to so comply with that demand within thirty (30) days, then Lessor shall have the right to clean up the Premises and such other affected property as necessary to comply with Environmental Laws, and Lessor's reasonable costs of such compliance shall be chargeable to Lessee, provided that Lessor's exercise or failure to exercise such right shall not be a waiver of any other rights it might have under this subsection or at law.

(D)

As used in this Lease, the term "Hazardous Material" shall mean any substance or material (including without limitation "liquid sewage sludge") which has been determined to be capable of posing a risk of injury or damage to health, person, safety, or property under any applicable federal, state, and local laws, codes, ordinances, rules, decrees, order, judgments, implementing regulations, and applicable regulatory permits relating to pollution or protection of the environment; including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Superfimd Amendments and Reauthorization Act of 1986, and all other laws and regulations relating to hazardous and toxic substances, emissions, releases, and discharges of pollutants, wastes, and other substances into ambient air, surface water, ground water, or land, whether such requirements exist on the date hereof or are adopted in the future.

(E)

Lessee shall notify Lessor of the receipt of any notice, order, or citation alleging the violation of any Environmental Law, and shall provide Lessor with copies of any citations, and make available for Lessor's inspection all permits, or licenses issued by governmental authorities required by any Environmental Law, copies of all materials filed by Lessee with governmental authorities relating to Hazardous Materials, copies of any environmental reports or assessments relating to the Premises, and any other material or document relating to the presence of Hazardous Materials on the Premises.

(F)

These obligations of Lessee insofar as they relate to the Lease term shall continue after the termination of this Lease, except to the extent that Lessor may contribute thereto or alter the circumstances thereof by Lessor's mining operations in the Leased Premises or upon adjoining lands or by Lessor's actions in connection with any such stockpiles or tailings basins.

27

Section 32. — Mining Licenses and Permits

(A)

The Lessee, shall comply with all past, present, and future laws, ordinances, rules, and regulations enacted by any federal, state, county, or municipal governmental agency(s) having jurisdiction or control over mining, reclamation, storm water discharge, wetlands, and environmental pollution or any other aspect or facet of this Lease and shall, at its sole efforts and expense, procure all necessary licenses and permits pertaining to its operations on the Premises, including but not limited to all mining licenses and mining permits required by any municipal, county, state, or federal governmental agency(s). Lessee shall, upon execution hereof, or as soon thereafter as is possible, furnish Lessor with copies of the following information:

(1) Lessee's or Lessee's assigns' current and valid mining license; and

(2) Lessee's or Lessee's assigns' approved mining permit(s); and

(3) Lessee's or Lessee's assigns' reclamation bonds.

(B)

If, at any time during the term of this Lease, any of Lessee's or. Lessee's assigns' mining licenses, mining permits, or reclamation bonds should be changed, amended, or altered in any way, Lessee shall furnish Lessor with copies of the,same specifically depicting such changes, alterations, or amendments. Lessee or Lessee's assigns shall not, for any reason whatsoever, obtain or seek to obtain any waivers from the original mining and reclamation plans and permits without first notifying Lessor in writing and obtaining written permission from Lessor, such permission not to be unreasonably withheld.

(C)

If, at any time during the term of this Lease, any of Lessee's or Lessee's assigns' mining licenses, mining permits, or reclamation bonds should be finally and irrevocably canceled, revoked, suspended, terminated, liquidated, or in any other manner rendered inoperative, null or void, for any reason whatsoever, by the appropriate federal or state agency, which act would operate to defeat Lessee's and Lessee's assigns' rights or ability to mine on the Premises, as is the intent of this Lease, Lessor may terminate this Lease upon thirty (30) days written notice to Lessee, however Lessee shall have the right to challenge any such cancellation and the right of Lessor to terminate this lease shall only arise after Lessee's exhaustion of all its process of appeal.

(D)

If for any reason this Lease is terminated or cancelled, Lessee agrees to cooperate in the timely transfer of any and all permits required for mining to Lessor or to its designated assignee upon Lessor's request for said transfer. Upon transfer, Lessor or its designated assignee shall assume all future

27

obligations under the mining permits. If Lessor does not request a transfer of permits, all reclamation shall be performed by Lessee according to the requirements of any and all government agencies.

Section 33 — Notices/Reports.

(A)

Any notice that may at any time be required to be given hereunder shall be deemed to have been properly given if personally hand delivered to the other party, or if sent by United States first class registered or certified mail, postage prepaid, or by facsimile transmission, addressed as follows:

If to Lessor:

RGGS Land & Minerals, Ltd., L.P.

Facsimile: (218) 749-1294

202 South Second Avenue

Virginia, Minnesota 55792

With a copy to:

RGGS Land & Minerals, Ltd., L.P.

Facsimile: (713) 951-0191

909 Fannin, Suite 2600

Houston, Texas 77010

Attention: Daniel Clark

If to Lessee:

607792 B.C. Ltd.

Facsimile: (775) 826-4160

290 Gentry Way, Suite 7

Reno, Nevada 89506

All notices shall be effective when received by the party to whom addressed. Either party may by such a notice to the other party designate a different addressee to whom or address to which any such notice shall be sent.

(B)

Routine or regular periodical reports and statements hereunder may be sent by regular mail to the addresses designated by the party to whom the report or statement is being sent.

Section 34 – Assignment/Transfer

29

(A)

Restriction on Transfer and Permitted Transfers.

(a)

It is specifically understood and irrevocably agreed by and between RGGS and Lessee that this Lease, the rights granted to Lessee hereby, and the mining contemplated hereunder is personal to Lessee and that RGGS is relying on the mining expertise personal to Lessee and its principals, its employees, and/or entities owned or controlled by its principals, employees and/or entities and that mining by the Lessee is of the essence hereof. It is hereby understood and irrevocably agreed that Lessee shall not have the right and shall not sell, transfer, mortgage, pledge, collateralize, pass, assign, sublease or encumber ("collectively, "Transfer") this Lease or any interest in the Premises, in whole or in part, unless such sale, transfer, mortgage, pledge, collateralization, pass, assignment, sublease or encumbrance is a "Permitted Transfer" without the express prior written consent of RGGS, and Lessee hereby specifically and irrevocably waives and relinquishes all rights to make any such sale, transfer, mortgage, pledge, collateralization, pass, assignment, sublease or encumbrance without such written consent. Lessee may, however, allow mining on the Premises hereunder by other parties, only on a contract or sub-contract basis, upon condition that Lessee shall promptly notify RGGS in writing of such intent or desire and that Lessee shall remain fully liable and responsible for the full performance, actions, and behavior of such party(ies) and for the performance of all of Lessee's covenants, duties, and obligations to RGGS hereunder.

(b)

The following events are Permitted Transfers provided that RGGS grants written consent to transfer which consent shall not be unreasonably withheld:

(i)

Any Transfer to a fifty one percent (51%) affiliate of Lessee.

(ii)

Any Transfer to a lender or group of lenders to Lessee where Lessee is pledging its leasehold interest as security for the loan and said loan or financing is in an amount in excess of Ten Million Dollars ($10,000,000).

(iii)

Any Transfer to an investor of a Net Profits Royalty Interest in this Lease where such net profits interest terminates upon termination of the Lease.

(iv)

Any Transfer of an income or free cash flow participation interest in this Lease where such income or free cash flow participation interest in this Lease terminates upon termination of the Lease.

(v)

Any Transfer to a "Reputable and Prudent Mining Company." A Reputable and Prudent Mining Company is any entity or its parent or Affiliate that over each of the

30

three years immediately preceding the date of the Permitted Transfer (w) has not filed a voluntary bankruptcy petition or been declared a bankrupt; (x) has not been blocked by any governmental agency from holding any necessary mining permits; (y) is not known to have forfeited any leases for copper reserves as a result of uncured defaults under such leases and (z) has a net worth of Thirty Million Dollars ($30,000,000) or more on a consolidated basis.

(vi)

Any Transfer to a public company that is listed on the New York, London, Toronto, Toronto Venture or American exchange, provided any such transferee is as strong financially as Lessee.

(c)

In the event of any Permitted Transfer, the transferee shall agree to assume and be bound by each and every covenant, term or condition of this Lease to the same extent as if such transferee had been named as the original Lessee; provided, however that in a Permitted Transfer under Section 34(A)(b)(ii), that the lender shall only assume and be bound by each and every covenant, term or condition of this Lease to the same extent as if such lender had been named as the original Lessee in the event of foreclosure.

(B)

Additional Restrictions on Transfer. In addition to the restrictions on transfer found in Section

34(A), the following transfers are prohibited without the express prior written consent of RGGS:

(a)

sale of the interests of the Lessee hereunder by execution or other legal process; or

(b)

should Lessee, at any time during the term of this Lease, become insolvent; or

(c)

should a receiver or trustee be appointed by or for Lessee by third parties, or for the property of Lessee; or

(d)

if Lessee is either a general or limited partnership, should any general partner die, withdraw, or be replaced.

(C)

Benefits. Except to the extent that assignment is otherwise prohibited hereby, this Lease shall inure to and be binding upon the respective successors and assigns of the parties hereto.

(D)

Termination. Should there be an assignment or other event in contravention of Sections 34(A) or 34(B) hereof, then in each of the aforesaid cases, RGGS shall have the right to irrevocably terminate this Lease, and all rights granted to Lessee herein, by giving Lessee ten (10) days' written notice of its intention to

31

do so, and at the expiration of said ten (10) days, after mailing such written notice, this Lease and all of the rights granted to Lessee herein, shall be deemed terminated, null, and void.

Section 35 — Lease Runs With Land and Binds Successors and Assigns.

Except as otherwise provided for herein, all of the covenants, conditions and provisions of this Lease shall run with the Leased Premises and shall be for the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

Section 36 — Section Headings / Captions.

The section headings in this instrument are inserted for convenience only and shall not be considered a part of this Lease nor be used in its interpretation nor be used to define, limit or prescribe the scope or intent of this Lease or any provisions hereof.

Section 37 — Entire Agreement.

This Lease constitutes and contains the entire and only agreement between the parties, and supersedes and cancels any and all pre-existing agreements and understandings between the parties or any of them relating to the subject matter hereof and there are no representations, oral or written, that have not been incorporated herein. Except as otherwise herein provided, this Lease shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. Any and all prior and contemporaneous negotiations and preliminary drafts and prior versions of this Lease, whether signed or unsigned, between the parties or any of them leading up to its execution shall not be used by either party to construe the terms or affect the validity of this Lease. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied on by either party.

Section 38 — Third Parties.

Lessor and Lessee do not intend to nor do they create any rights in any third party or person not a signatory to this Lease.

Section 39 Time of the Essence.

Time is of the essence with respect to the performance of all the terms, conditions and covenants of this Lease.

32

Section 40 — Construction.

This Lease shall be governed by and performed in accordance with the law of the State of Nevada.

Section 41 — Confidentiality / Publicity.

This Lease and all of its contents are agreed to be confidential, and Lessee shall not release or disclose any material related to this Lease, except for any disclosure required by a governmental or administrative agency in connection with Lessee's mining activities on the Leased Premises, and except that Lessee may disclose this Lease and its terms to its fmancial, accounting, legal and technical advisors, contractors and subcontractors, and to prospective financing and equity partners. Each party shall provide the other party with a copy of any news releases or other publication it proposes to publish containing exploration results or other information about the Premises or this Lease (a "Release") for the other party's consent, prior to publication. If no response is given within six business days after delivery of a proposed Release, then the party shall thereafter be free to distribute such Release to the public. However, any proposed Release which mentions or implies the names of RGGS, or any of its respective affiliates, shall not be published or distributed without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed, but which shall be subject to the normal approval procedures of Lessor then in effect. In no case shall a party be deemed to concur with or support the contents of another party's Release notwithstanding the foregoing.

Section 42 — Counterparts.

This Lease may be signed in one or more counterparts, and by facsimile transmission, all of which shall be treated as one and the same original Lease. Each party shall provide an executed copy to the other.

Section 43 -- Recording.

This Lease will not be recorded. This Lease, and the terms, conditions, provisions, and covenants hereof are confidential between Lessor and Lessee, and their respective affiliates, successors, and assigns. Should either Lessor or Lessee desire to record this Lease with any county in which the Premises described herein are a part, said recording shall be done using the Memorandum of this Lease which shall be executed and attached hereto as "Attachment II" for recording purposes. The costs and efforts of recording said Memorandum of this Lease shall be solely upon the party doing such recording.

33

Section 44 — Financial Statements

Lessee shall from time to time, at Lessor's request, promptly furnish Lessor with copies of information including, but not limited to, income statement, statement of cash flows and balances sheet of Lessee, together with such other periodic financial reports as Lessee shall furnish to any of its lenders providing financing to the operation located on the Premises. Said financial verification to be submitted to Lessor shall be prepared in accordance with GAAP. Thereafter, Lessee shall submit such information to Lessor within thirty (30) days from the date such financial information is due or requested by Lessor. Lessor shall keep such information confidential and shall use such information only for the purpose of verifying Lessee's ability to perform under this Lease.

Section 45 - Waiver or Bar

Neither failure or failures to exercise any right of Lessor under this Lease nor any delay or delays in exercising any such right, nor any delay in giving nor any failure to give any notice to Lessee hereunder shall be deemed by Lessee or others to be a waiver of any right of Lessor hereunder or any bar to the subsequent exercise or enforecement by Lessor of any of the provisions of this Lease or any right of Lessor hereunder. Furthermore, no waiver or forgiving by Lessor, for any reason whatsoever, of any default of Lessee under this Lease shall be contrued, by Lessee or others, to operate as a waiver of any other default of Lessee under this Lease or the same default of Lessee on a future occasion.

Section 46 — Severability

If any provisions of this Lease or the application thereof to Lessor or Lessee shall, for any reason and to any extent, be held to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

Section 47 — Work Commitment

Lessee shall be obligated to make expenditures directly related to exploration/development on the Premises of at least four million Dollars ($4,000,000) during the first three (3) years of the Lease, with expenditures of at least five hundred thousand Dollars ($500,000) each year. Lessee shall be obligated to make additional exploration/development expenditures of at least four million Dollars ($4,000,000) during the fourth through sixth years of the Lease, with expenditures of at least five hundred thousand Dollars ($500,000) each year. Exploration/development expenditures shall be those expended for drilling, mineralogical work, generation of mining plans, digitization of topographic maps and drill hole data, sampling

34

and testing ore for beneficiation, project administration limited to direct supervision, title examination and any work done directly in relation to obtaining any necessary permits or authorizations to conduct mining and processing operations on the Leased Premises. If the Lessee's exploration/development expenditures total less than the above stated amounts, Lessor shall have the right to terminate this Lease at any time thereafter.  Within thirty (30) days after each anniversary, Lessee will supply a report on such exploration/development expenditures to Lessor with such documentation of the claimed expenditures as Lessor reasonably requires in such detail as is reasonably necessary for Lessor to evaluate the amount and propriety of claimed expenditures.

Section 48 Area of Influence

In the event Lessee, either directly or indirectly or through others independently of Lessor, acquires or obtains rights to acquire, any mineral leases, fee mineral interest, mining claims, royalty interest, overriding royalty interests or any other mineral rights (collectively referred to as "Rights") within Sections 1 through 12, T 12 N, R 26 E, Mount Diablo Meridian, Lyon County, Nevada and Sections 32 through 36, T 13 N, R 26 E, Mount Diablo Meridian, Lyon County, Nevada, as shown on the map on Exhibit "B" (Area of Influence), then, in such event Lessee acquires or obtains rights to acquire any such Rights within the Area of Influence, during the term of this Lease, then, on non-ferrous minerals, Lessee will assign to Lessor an overriding royalty (ORRI), which is defined as 1%. Net Return Value on all interests acquired within the Area of Influence; on ferrous minerals, Lessee will assign to Lessor an overriding royalty interest (ORRI), which is defined as ten one-hundredths dollars ($0.10) per ton of crude ore, on all interests acquired within the Area of Influence. Said assignments) to Lessor shall be made by Lessee within thirty (30) days from the date of acquisition(s). This provision shall survive the termination of this Lease.

Section 49 — Force Majeure

(A)

"Force Majeure" shall mean any cause beyond the Lessee's reasonable control, including, without limitation, law or regulation, action or inaction of civil or military authority, inability to obtain any license, permit or other authorization that may be required to conduct operations on or in connection with the Leased Premises, unusually severe weather, mining casualty, unavoidable mill shutdown, damage to or destruction of mine, plant or facility, fire, explosion, flood, insurrection, riot, labor disputes, delay in transportation, and acts of God. It is specifically understood and agreed by Lessee that Lessee's inability to sell Leased Minerals mined from the Premises under or pursuant to this Lease due to depressed market conditions shall not qualify as a Force Majeure condition hereunder.

35

(B)

If Lessee shall be prevented by Force Majeure from the timely performance of any of its obligations hereunder, except the making of any payments as provided herein, the failure of performance shall be temporarily excused and shall not be a ground for cancellation or termination or default, and the period for the performance shall be extended for an additional period equal to the duration of the Force Majeure not to exceed 2 years. Lessee shall use due diligence to remedy a Force Majeure, but shall not be required to contest the validity of any law or regulation or any action or inaction of civil or military authority. No event of Force Majeure shall relieve Lessee of its obligations to make timely payments of production royalty, minimum royalty or any other sum due to Lessor under this Lease.

(C)

In order for Lessee to be eligible for the relief granted by this Section, Lessee shall promptly furnish Lessor with written notice of the occurrence of such an event within 5 working days after such occurrence, specifying the nature of the event and the type of operation hereunder prevented from being performed. Lessee shall furnish such corroborating evidence of the event as Lessor may reasonably request. For the purposes of this Lease, and notwithstanding anything herein elsewhere provided to the contrary, Lessee irrevocably agrees that no Force Majeure condition shall exist under this Lease until Lessor shall have acknowledged, in writing, receipt of Lessee's written notice of a condition qualifying as a Force Majeure hereunder. Once Lessee is able to recommence performance of its affected obligations, it must do so within ten (10) calendar days or as soon as performance becomes reasonably possible whichever occurs first and must notify Lessor at the same time of the end of the Force Majure condition. Lessor on prior written notice may terminate this Lease if a cause of Force Majeure claimed by Lessee lasts longer than one (1) year.

Section 50 — Beidebach Ranch

Lessee shall at its expense take good care of and maintain existing improvements and buildings located on the Beidebach Ranch, and all utilities and fixtures, in safe and good order and condition, and make all repairs thereto, ordinary and extraordinary, foreseen as well as unforeseen, as and when needed. Lessee shall pay all taxes levied against the Ranch during the term of this Lease, including, without limitation, any taxes levied against buildings and improvements located thereon.

36

IN WITNESS WHEREOF, the parties hereto have caused this Lease Agreement to be executed as of the date(s) indicated herein.

ATTACHMENT "I"
INSURANCE

Lessee shall procure and maintain, at its own expense, and shall require its Contractor(s), if any, to procure and maintain for the duration hereunder the insurance coverage meeting or exceeding the requirements set forth below:

1.

Minimum Scope of Insurance -- Coverage shall be at least as broad as the following:

A.

Commercial General Liability Insurance: Shall be written on ISO occurrence form CG 00 01 (or a substitute form providing equivalent coverage ) and shall cover liability arising from premises, operations, independent contractors, products-completed operations, personal injury and liability assumed under an insured contract (including the tort liability of another assumed in a business contract). If a 1973 edition ISO form must be used by the insurer, the broad form comprehensive general liability (BFCGL) endorsement shall be included. Additionally, the policy shall not contain a sunset provision, commutation clause or any other provision which would prohibit the reporting of a claim and the subsequent defense and indemnity that would normally be provided by the policy. The policy of insurance shall contain or be endorsed to include the following:

(i)

Premises/Operations;

(ii)

Products/Completed Operations;

(iii)

Contractual;

(iv)

Independent Contractors;

(v)

Broad form property damage;

(vi)

Personal Injury;

(vii)

Cross liability/severability of interest;

(viii)

The policy shall be endorsed using ISO form CG 20 10 11 85 (or a substitute form providing equivalent coverage) so as to include RGGS Land & Minerals, Ltd., L.P. (hereinafter "RGGS"), and its affiliates, including all units, divisions and subsidiaries as Additional Insureds on a Primary and Non-contributory basis. The coverage shall contain no special limitations on the scope of protection afforded to said Additional Insured.

(ix)

Waiver of subrogation shall be provided to the benefit of all Additional Insureds, as aforesaid.

(x)

No XCU (explosion, collapse, underground) exclusion.

(xi)

For any claims related herein, the Lessee's arid/or its Contractor's insurance shall be primary and non-contributory respecting the aforesaid Additional Insureds. Any insurance or self-insurance maintained by RGGS shall be in

38

excess of the Lessee's and/or Contractor's insurance and shall not contribute with it.

(xii)

The policy shall not contain any provision, definition, or endorsement which would serve to eliminate third-party action over claims.

(xiii)

 Self-funded, or other non-risk transfer insurance mechanism are not acceptable to RGGS. If the Lessee has such a program, full disclosure must be made to RGGS prior to any consideration being given.

B.

Automobile Liability Insurance: As specified by ISO form number CA 0001, Symbol I (any auto), with an MCS 90 endorsement and a CA 99 48 endorsement attached if hazardous materials or waste are to be transported. This policy shall be endorsed to include RGGS its affiliates, including all units, divisions and subsidiaries as Additional Insureds, and to include waiver of subrogation to the benefit of all Additional Insureds, as aforesaid.

C.

Workers' Compensation Insurance: As required by the State or Commonwealth in which work is being done, and in accordance with any applicable Federal laws, including Employer's Liability Insurance and/or Stop Gap Liability coverage as per below limits. Where not otherwise prohibited by law, this policy shall be endorsed to include waiver of subrogation to the benefit of RGGS its affiliates, including all units, divisions and subsidiaries.

D.

Employer's Liability and/or Stop Gap Liability Coverage: Coverages per accident, disease-policy limit, and disease each employee.

Check if applicable:

Errors and Omissions Professional Liability Insurance (If made applicable by RGGS): Coverage should be for a professional error, act or omission arising out of the Contractor's performance of work hereunder. The policy form may not exclude coverage for Bodily Injury, Property Damage, claims arising out of laboratory analysis, pollution or the operations of a treatment facility, to the extent these items are applicable under the scope of work hereunder. This policy shall be endorsed to include waiver of subrogation to the benefit of RGGS its affiliates, including all units, divisions and subsidiaries. If coverage is on a claims-made form, Contractor shall maintain continuous coverage or exercise an extended discovery period for a period of no less than five (5) years from the time that the work hereunder has been

F. Environmental Impairment Insurance (If made applicable by RGGS): Covering damage to the environment, both sudden and non-sudden, caused by the emission, disposal, release, seepage, or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquid or gases, waste materials or other irritants, contaminants or pollutants, into or upon land, the atmosphere or any water course or body of water; or the generation of odor, noises, vibrations, light, electricity, radiation, changes in temperature, or any other sensory phenomena. Such insurance shall contain or be endorsed to include:

(i)

Property damage, including loss of use, injury to or destruction of property;

(ii)

Cleanup costs which shall include operations designed to analyze, monitor, remove, remedy, neutralize, or clean up any released or escaped substance which has caused environmental impairment or could cause environmental impairment if not removed, neutralized, or cleaned up.

(iii)

Personal injury, which shall include bodily injury, sickness, disease, mental anguish, shock or disability sustained by any person, including death resulting therefrom.

(iv)

RGGS its affiliates, including all units, divisions and subsidiaries as Additional Insureds, on a primary and non-contributory basis.

(v)

Waiver of Subrogation in favor of RGGS its affiliates, including all units, divisions and subsidiaries.

If the Environmental Impairment Insurance is on a claims-made form, Lessee and its Contractor(s) shall maintain continuous coverage or exercise on an extended discovery period for a period of no less than five (5) years from the time that the work hereunder has been completed.

2.

Minimum Limits of Insurance — Lessee and its Contractor(s) shall maintain limits no less than:

A.

Commercial General Liability: Including Umbrella Liability Insurance, if necessary, limits shall be not less than $2,000,000 each occurrence for bodily injury and property damage; $2,000,000 each occurrence and aggregate for products and completed operations; $4,000,000 general aggregate. The limits and coverage requirements may be revised at the option of RGGS, except as Parties agree otherwise.

B.

Automobile Liability Insurance: Including Umbrella Liability Insurance, if necessary, limits shall be not less than $2,000,000 per accident for bodily injury and property damage, $5,000,000 if hazardous materials or substances are to be transported.

C.

Workers' Compensation: As required by the State or Commonwealth in which the work will be performed, and as required by any applicable Federal laws.

D.

Employer's Liability and/or Stop Gap Liability Coverage: $1,000,000 per accident, $1,000,000 disease-policy limit, and $1,000,000 disease each employee. (May include Umbrella coverage.)

E.

Errors and Omissions Professional Liability Insurance:

(If applicable) $2,000,000 per loss; $4,000,000 annual aggregate limit.

F.

Environmental Impairment Insurance: (If applicable) $5,000,000 combined single limit per loss. The limits and coverage requirements may be revised at the option of RGGS, except as Parties agree otherwise

3.

Deductibles and Self-Insured Retentions -- All insurance coverage carried by Lessee and its Contractor(s) shall extend to and protect RGGS its affiliates, including all units, divisions and subsidiaries to the full amount of such coverage, and all deductibles and/or self-insured retentions (if any), including those relating to defense costs, are the sole responsibility of Lessee and its Contractor(s).

4.

Rating of Insurer — The Lessee and its Contractor(s) will only use insurance companies acceptable to RGGS and authorized to do business in the state or area in which the work hereunder is to be performed. Insurers must have a minimum rating of a A-, Class VII as evaluated by the most current A.M.

Best rating guide. If the insurer has a rating less than an A-, Class VII, the Contractor must receive specific written approval from RGGS prior to proceeding.

5.

Other Insurance Provisions

A.

Each insurance policy required by this clause shall be endorsed to state that coverage shall not be suspended, voided, canceled by either party, reduced in coverage or in limits except after sixty (60) days prior written notice by certified mail, return receipt requested, has been given to RGGS.

B.

These insurance provisions are intended to be a separate and distinct obligation on the part of the Lessee. Therefore, these provisions shall be enforceable and Lessee and/or Contractor(s) shall be bound thereby regardless of whether or not indemnity provisions are determined to be enforceable in the jurisdiction in which the work covered hereunder is performed.

C.

The above-described insurance coverage to be provided by Lessee and/or its Contractor(s) hereunder will extend coverage to all work or services performed hereunder.

D.

The obligation of the Lessee and its Contractor(s) to provide the insurance herein above specified shall not limit in any way the liability or obligations assumed by the Lessee and, its Contractor(s) hereunder.

E.

In the event Lessee and its Contractor(s), or its insurance carrier defaults on any obligations hereunder, Lessee and its Contractor(s) agree that they will be liable for all reasonable expenses and attorney& fees incurred by RGGS to enforce the provisions hereunder.

6.

Evidence of Coverage

A.

Lessee and its Contractor(s) shall furnish RGGS with copies of the endorsements effecting the coverage required by this specification. Additionally, prior to the commencement of any work or services on RGGS' Premises, Lessee and its Contractor(s) and all subcontractors, if any, shall furnish to RGGS satisfactory Certificates of Insurance evidencing full compliance with the requirements herein. The Certificates of Insurance must show that the required insurance is in force, the amount of the carrier's liability thereunder, and must further provide that RGGS will be given sixty (60) days advance written notice of any cancellation of coverage or deletion of the certificate holder herein as an Additional Insured under the policies.

B.

All Certificates of Insurance shall be in form and content acceptable to RGGS and shall be submitted to RGGS in a timely manner so as to confirm Lessee and its Contractor(s) full compliance with the stated insurance requirements hereunder.

C.

Any failure on the part of RGGS to pursue or obtain the Certificates of Insurance required hereunder from Lessee and its Contractor(s) and/or the failure of RGGS to point out any noncompliance of such Certificates of Insurance shall not constitute a waiver of any of the insurance requirements hereunder, nor relieve Lessee or its Contractor(s) of any of its obligations or liabilities hereunder. Moreover, acceptance by RGGS of insurance submitted by the Lessee and its Contractors does not relieve or decrease in any manner the liability of the Lessee and its Contractor(s) for performance hereunder. The Lessee and its Contractor(s) are responsible for any losses, claims, and/or costs of any kind which their insurance does not cover.

7.

Subcontractors — Contractor(s) shall be responsible to obtain separate certificates from each subcontractor. All coverages for subcontractors shall be subject to all of the requirements stated herein.

Attachment II

STATE OF NEVADA *

COUNTY OF LYON *

MEMORANDUM OF LEASE

KNOW ALL MEN BY THESE PRESENTS, that 607792 B.C. Ltd. (the "Lessee"), a British Columbia private company, by virtue of a Mineral Lease dated

, 2006 (the "Lease") did lease certain rights to mine Minerals in certain lands located in Lyon County, Nevada described in Exhibit "A" and shown on map marked Exhibit "B", both attached hereto and made a part of this Memorandum of Lease, from RGGS LAND & MINERALS, LTD., L.P., a Delaware limited liability company. The Lease provides for a primary term of ten (10) years.

This Memorandum of Lease is placed of record by Lessor and Lessee to serve as notice of the execution and existence of said Lease, and is in no way to supersede, abrogate, change or modify any of the terms, conditions, rights or obligations of any of the parties, all of which are set forth in detail in said Lease. The terms and conditions of said Lease are made a part hereof by reference for all purposes, to be the same effect as though written in extenso herein.

This is the

day of

, 2006.

LESSOR: RGGS LAND & MINERALS, LTD., L.P. By: Gordy Oil Company, a Texas corporation

Its: General Partner

By:

Rusell D. Gordy, President

Date:

LESSEE: 607792 B.C. Ltd.

By:

Joe Kircher, Chief Operating Officer and Director

Date:

STATE OF TEXAS COUNTY OF HARRIS

, a Notary Public, in and for said County in said State, hereby certify that Russell D. Gordy, whose name as President of Gordy Oil Company, a Texas Corporation, general partner of RGGS Land & Minerals, Ltd., L.P., a Delaware Limited Partnership, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said limited partnership.

Given under my hand and seal this	day of , 2006.

Notary Public

State of

County of

My Commission Expires

STATE OF NEVADA

*

COUNTY OF WASHOE *

, a Notary Public, in and for said County in said State, hereby certify that Joe Kircher, whose name as Chief Operating Officer and Director of 60'1792 B.C. Ltd., a British Columbia private company, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said limited partnership.

Given under my hand and seal this	day of , 2006.

Notary Public

State of

County of

My Commission Expires

EXHIBIT "A"

Leased Premises

Those certain Patented Mining Claims described as follows:

Land Patent Number 27-70-0037, BLM Serial No. NVN000105, granted October 14, 1969, granted pursuant to the general mining laws, It S. 2325; as amended, 30 U. S. C. 29 (1964), for the lands embraced within the Lyon lode mining claims, Nos. 16, 17, 20, 21, 34, 35, 38, 52, 53, 56, 57, 70, 71, 72, 73, 74, 75, 85, 86, 87, 88, 89, 90, 91, 92, 101, 102, 145, 146, designated and described as:

Mineral Survey No. 4879, located within surveyed Sections 3, 4, 9, 10, T. 12 N., R. 26 E., Mount Diablo Meridian, Lyon County, Nevada, the said claims being more particularly described in the official field notes and depicted on the official plat which is expressly made a part of s aid patent, containing 5135.308 acres;

Land Patent Number 27-82-0003, BLM Serial No. NVN005012, granted November 24, 1981, granted pursuant to the general mining laws, It S. 2325; as amended, 30 U. S. C. 29 (1970), for the lands embraced within the Lyon lode mining claims, Nos.1, 2, 3, 4, 15, 18, 19 and 93, designated and described as:

Mineral Survey No. 4892, excepting the Lyon No. 22, 36, and 37 lode mining claims, located within surveyed Sections 3, 4, 10, and 11, T. 12 N., R 26 E., Mount Diablo Meridian, Lyon County, Nevada, the said claims being more particularly described in the official field notes and depicted on the official plat which Is expressly made a part of said patent, containing 161.037 acres.

Land Patent Number 27-82-0004, BLM Serial No. NVN006395, granted November 24, 1981, granted pursuant to the general mining laws, R. S. 2325; as amended, 30 U. S. C. 29 (1970), for the lands embraced within the Lyon lode mining claims, Nos.60, 62, 65, 66, 67, 79, 80, 82, 94, 95, 99, and 110, designated and described as:

Mineral Survey No. 4898, excepting the Lyon No. 78, 81, 83, 96, 97, 98,100, 109, 111, 112, 113, 1 14, 123, 124, 1 66, 1 69, 1 70, and 1 71, lode mining claims, I ocated within surveyed Sections 2 and 11, T. 12 N., R. 26 E., Mount Diablo Meridian, Lyon County, Nevada, the said claims being more particularly described in the official field notes and depicted on the official plat which is expressly made a part of said patent, containing 242,392 acres;

Land Patent Number 27-82-0005, BLM Serial No. NVN005011, granted November 24, 1981, granted pursuant to the general mining laws, R S. 2325; as amended, 30 U. S. C. 29 (1970), for the lands embraced within the Lyon lode mining claims, Nos. 6, 7, 8, 11, 12, 13, 24, 25, 26, 29, 30, 31, 42, 43, 44, 47, 48, 61, 135, and 136, designated and described as:

Mineral Survey No. 4893, excepting the Lyon No. 10, 27, 49 and 137, lode mining claims, located within surveyed Sections 1 and 2, T. 12 N., R. 26 E., and Section 35, T.13 N., R. 26 E Mount Diablo Meridian, Lyon County, Nevada, the said claims being more particularly described in the official field notes and depicted on the official plat which Is expressly made a part of said patent, containing 401.203 acres;

Those certain Fee lands described as follows:

Tract 1:

159.57 acres more or less, being the same land as described in a deed from Robert L Biedebach and Aleta L Biedebach, his wife, to United States Steel Corporation, dated January 5, 1970, and recorded as instrument No. 00117, in the Official Records of Lyon County, Nevada more particularly described as, Lot 3 or (NE/4 of the. NW/4), Lot 4 or (NW/4 of the NW/4), SW/4 of the NVV14, and NW/4 of the SW/4, all in Section 4, T. 12 N., R. 26 E., Mount Diablo Meridian, Lyon County, Nevada, sometimes identified as United States

Patent Number 1221146, BLM Serial Number NVN 0051617;

EXHIBIT B

LYON PROJECT
Area of Influence
RGGS
PATENTED CLAIMS
RGGS
FEE
R26E
T
13
N
T
12
N
Feet